Boxlight Corporation Announces Results of 2026 Annual Meeting of Stockholders and Adjournment of Meeting with Respect to Authorized Share Increase Proposal

DULUTH, Ga. – June 2, 2026 - Boxlight Corporation (Nasdaq: BOXL), a leading provider of interactive technology solutions, today announced the results of its 2026 Annual Meeting of Stockholders (the “Annual Meeting”), which was held virtually on June 2, 2026 at 12:30 p.m. Eastern Time.

Approval of Proposals

At the Annual Meeting, a quorum was present, and stockholders approved the following proposals:

Proposal 1 - Election of Directors. Stockholders elected the following five directors to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified: Michael Pope, Carine Clark, Peter Fittin, Tiffany Kuo, and Mark Elliott.

Proposal 2 - Ratification of Independent Auditor. Stockholders ratified the appointment of Cherry Bekaert LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.

Proposal 4 - Approval of Future Share Issuance. Stockholders approved the future issuance of shares of the Company's Class A common stock and/or securities convertible into or exercisable for Class A common stock equal to 20% or more of the Company's outstanding Class A common stock in a non-public transaction or series of transactions, as required by and in accordance with Nasdaq Marketplace Listing Rule 5635(d).

The specific voting results for Proposals 1, 2, and 4 will be reported in the Company's Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Adjournment of Meeting with Respect to Proposal 3

Proposal 3, which sought stockholder approval to amend the Company's Articles of Incorporation to increase the number of authorized shares of Class A common stock from 4,166,667 to 55,000,000, received a majority of the votes cast on the proposal. However, approval of Proposal 3 requires the affirmative vote of holders representing a majority of the voting power of the Company's issued and outstanding shares of Class A common stock, rather than merely a majority of the votes cast at the Annual Meeting. As a result, despite receiving majority support from the votes cast, Proposal 3 did not obtain the requisite stockholder approval at this time.

Accordingly, Michael Pope, Chairman of the Board, adjourned the Annual Meeting solely with respect to Proposal 3 in order to provide stockholders additional time to submit their votes. The reconvened meeting for the purpose of considering Proposal 3 will be held on July 7, 2026, at 12:30 p.m. Eastern Time, virtually via the same meeting platform used for the Annual Meeting.

The Company's Board of Directors unanimously recommends that stockholders vote "FOR" Proposal 3.

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About Boxlight Corporation

Boxlight Corporation (Nasdaq: BOXL) (“Boxlight”) is a leading provider of interactive technology solutions under its award-winning brands Clevertouch®, FrontRow™ and Mimio®. The company aims to improve engagement and communication in diverse business and education environments. Boxlight develops, sells, and services its integrated solution suite including interactive displays, collaboration software, audio solutions, supporting accessories and professional services. For more information about the Boxlight story, visit www.boxlight.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks” or other similar expressions. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly. Further information on factors that could cause Boxlight’s actual results to differ materially from the results anticipated by Boxlight’s forward-looking statements is included in the reports Boxlight has filed with the U.S. Securities and Exchange Commission. Boxlight does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Contacts

Investor & Media Relations
+1 360-464-4478
investor.relations@boxlight.com
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